Exhibit 99.3

JOINT FILERS’ SIGNATURES

FRIEDMAN FLEISCHER & LOWE GP II, LLC
By:	/s/ Rajat Duggal	Date: November 22, 2019
Name:	Rajat Duggal
Title:	Managing Director

FRIEDMAN FLEISCHER & LOWE GP II, L.P.
By:	Friedman Fleischer & Lowe GP II, LLC, its general partner
By:	/s/ Rajat Duggal	Date: November 22, 2019
Name:	Rajat Duggal
Title:	Managing Director

FRIEDMAN FLEISCHER & LOWE CAPITAL PARTNERS II, L.P.
By:	Friedman Fleischer & Lowe GP II, L.P., its general partner
By:	Friedman Fleischer & Lowe GP II, LLC, its general partner
By:	/s/ Rajat Duggal	Date: November 22, 2019
Name:	Rajat Duggal
Title:	Managing Director

FFL EXECUTIVE PARTNERS II, L.P.
By:	Friedman Fleischer & Lowe GP II, L.P., its general partner
By:	Friedman Fleischer & Lowe GP II, LLC, its general partner
By:	/s/ Rajat Duggal	Date: November 22, 2019
Name:	Rajat Duggal
Title:	Managing Director

FFL PARALLEL FUND II, L.P.
By:	Friedman Fleischer & Lowe GP II, L.P., its general partner
By:	Friedman Fleischer & Lowe GP II, LLC, its general partner
By:	/s/ Rajat Duggal	Date: November 22, 2019
Name:	Rajat Duggal
Title:	Managing Director